                                                                       EXHIBIT 5




                                     February 10, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Griffon Corporation
                  Registration Statement on Form S-8

Gentlemen:

         Reference is made to the filing by Griffon Corporation (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 500,000 shares of the Corporation's Common Stock, $.25 par value per share, in connection with an amendment to the Corporation's 1988 Non-Qualified Stock Option Plan, as amended (the "1988 Plan"), and 1,500,000 shares of the Corporation's Common Stock, $.25 par value per share, in connection with the Corporation's 1997 Stock Option Plan (the "1997 Plan").

         As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the 1988 Plan, the 1997 Plan, related documents under the 1988 Plan and 1997 Plan and such other documents as we have deemed necessary or relevant under the circumstances.

         Based upon our examination, we are of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         2. There have been reserved for issuance by the Board of Directors of the Corporation an additional 500,000 shares of its Common Stock, $.25 par value per share, for an aggregate of 1,000,000 shares of Common Stock, par value $.25 per share, reserved for issuance under the 1988 Plan. The shares of the Corporation's Common Stock, when issued pursuant to the 1988 Plan, will be validly authorized, legally issued, fully paid and non-assessable.

         3. There have been reserved for issuance by the Board of Directors of the Corporation 1,500,000 shares of its Common Stock, $.25 par value per share, under the 1997 Plan. The shares of the Corporation's Common Stock, when issued pursuant to the 1997 Plan, will be validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel to the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                     Very truly yours,

                                     /s/ Blau, Kramer, Wactlar & Lieberman, P.C.
                                     -------------------------------------------
                                         BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C.